Exhibit 99.2

Agilysys, Inc.
Unaudited Pro Forma Condensed Consolidated Financial Statements

On July 1, 2013, Agilysys, Inc. ("Agilysys") completed the sale of certain assets of its Retail Solutions Group ("RSG") business to Kyrus Solutions, Inc. (“Buyer”), an affiliate of Clearlake Capital Group, L.P., for a purchase price of $34.52 million, after a pre-closing adjustment for estimated working capital and subject to possible further adjustment based on final working capital post-closing. The sale was completed in accordance with that certain asset purchase agreement between Agilysys and Buyer, dated May 31, 2013.
The following unaudited pro forma condensed consolidated financial statements are based on the historical consolidated financial statements of Agilysys after giving effect to the RSG sale, the receipt of net proceeds from the RSG sale, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.
The unaudited pro forma condensed consolidated balance sheet as of March 31, 2013 gives effect to the RSG sale and adjustments as if it occurred on the date of the balance sheet.
The unaudited pro forma condensed consolidated statements of operations for the fiscal years ended March 31, 2013, 2012 and 2011 give effect to the RSG sale and adjustments as if they had occurred on April 1, 2010 and carried forward through the latest period presented.
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical audited consolidated financial statements and notes thereto included in our 2013 Annual Report.
The unaudited pro forma condensed consolidated financial statements, including the notes thereto, are not necessarily indicative of what the actual financial results would have been had the RSG sale taken place on the dates indicated and do not purport to indicate the results of future operations.
The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of filing this Form 8-K.
The unaudited condensed consolidated pro forma financial statements are prepared in accordance with Article 11 of Regulation S-X.

Agilysys, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2013

		Sale of
		RSG		Pro Forma
(In thousands, except share data)	As Reported	Business		Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$82,931	$—		$32,573	(b)	$115,504
Accounts receivable, net	45,626	27,721	(a)	—		17,905
Inventories	12,239	11,159	(a)	—		1,080
Prepaid expenses	4,081	913	(a)	—		3,168
Other current assets	884	214	(a)	—		670
Total current assets	145,761	40,007		32,573		138,327
Property and equipment, net	15,543	1,689	(a)	—		13,854
Goodwill	14,128	—		—		14,128
Intangible assets, net	17,288	409	(a)	—		16,879
Other non-current assets	4,244	64	(a)	—		4,180
Total assets	$196,964	$42,169		$32,573		$187,368

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$30,177	$19,750	(a)	$—		$10,427
Deferred revenue	25,676	5,830	(a)	—		19,846
Accrued and other current liabilities	17,481	6,950	(a)	2,406	(c)	12,937
Capital lease obligations – current	306	248	(a)	—		58
Total current liabilities	73,640	32,778		2,406		43,268
Deferred income taxes – non-current	4,002	—		—		4,002
Capital lease obligations – non-current	381	353	(a)	—		28
Other non-current liabilities	5,085	446	(a)	—		4,639
Shareholders’ equity	113,856	—		21,575	(c)	135,431
Total liabilities and shareholders’ equity	$196,964	$33,577		$23,981		$187,368

See accompanying notes to these unaudited pro forma condensed consolidated financial statements.

Agilysys, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the twelve months ended March 31, 2013

		Sale of
		RSG		Pro Forma
(In thousands, except per share data)	As Reported	Business		Adjustments		Pro Forma
Net revenue:
Products	$123,798	$90,281	(d)	$—		$33,517
Support, maintenance and subscription services	77,145	28,003	(d)	1,094	(e)	50,236
Professional services	35,197	20,622	(d)	34	(e)	14,609
Total net revenue	236,140	138,906	(d)	1,128		98,362
Cost of goods sold:
Products	96,618	77,971	(d)	—		18,647
Support, maintenance and subscription services	27,760	18,351	(d)	1,094	(e)	10,503
Professional services	21,592	14,654	(d)	34	(e)	6,972
Total cost of goods sold	145,970	110,976	(d)	1,128		36,122
Gross profit	90,170	27,930	(d)	—		62,240
Operating expenses:
Product development	32,680	5,668	(d)	—		27,012
Sales and marketing	21,664	6,917	(d)	—		14,747
General and administrative	27,601	2,869	(d)	2,974	(f)	21,758
Depreciation of fixed assets	2,674	518	(d)	—		2,156
Amortization of intangibles	3,382	98	(d)	—		3,284
Asset impairment and related charges	120	—		—		120
Legal settlements	1,664	—		—		1,664
Restructuring, severance and other charges	1,496	1	(d)	—		1,495
Operating (loss) income	(1,111)	11,859	(d)	(2,974)		(9,996)
Other (income) expenses :
Interest income	(14)	—		—		(14)
Interest expense	346	—		80	(g)	266
Other expenses, net	139	—		2	(g)	137
(Loss) income before income taxes	(1,582)	11,859	(d)	(3,056)		(10,385)
Income tax (benefit) expense	(284)	2,410	(d)	712	(h)	(3,406)
Net (loss) income from continuing operations	$(1,298)	$9,449	(d)	$(3,768)		$(6,979)

Basic and diluted weighted average shares outstanding	21,880					21,880

Net loss per share – basic and diluted:
Loss from continuing operations	$(0.06)					$(0.32)
See accompanying notes to these unaudited pro forma condensed consolidated financial statements.

Agilysys, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended March 31, 2012

		Sale of
		RSG		Pro Forma
(In thousands, except per share data)	As Reported	Business		Adjustments		Pro Forma
Net revenue:
Products	105,601	79,993	(d)	—		25,608
Support, maintenance and subscription services	72,711	25,938	(d)	839	(e)	47,612
Professional services	30,577	17,422	(d)	—	(e)	13,155
Total net revenue	208,889	123,353	(d)	839		86,375
Cost of goods sold:
Products	83,550	69,097	(d)	—		14,453
Support, maintenance and subscription services	25,706	16,203	(d)	839	(e)	10,342
Professional services	19,797	12,732	(d)	—	(e)	7,065
Total cost of goods sold	129,053	98,032	(d)	839		31,860
Gross profit	79,836	25,321	(d)	—		54,515
Operating expenses:
Product development	30,309	5,820	(d)	—		24,489
Sales and marketing	24,006	8,351	(d)	—		15,655
General and administrative	32,889	3,496	(d)	1,115	(f)	28,278
Depreciation of fixed assets	4,602	627	(d)	—		3,975
Amortization of intangibles	3,686	101	(d)	—		3,585
Asset impairment and related charges	9,681	—		—		9,681
Restructuring, severance and other charges	15,853	606	(d)	—		15,247
Operating (loss) income	(41,190)	6,320	(d)	(1,115)		(46,395)
Other (income) expenses :
Interest income	(103)	—		—		(103)
Interest expense	978	—		34	(g)	944
Other expenses, net	181	—		9	(g)	172
(Loss) income before income taxes	(42,246)	6,320	(d)	(1,158)		(47,408)
Income tax (benefit) expense	(8,007)	—		1,892	(h)	(9,899)
(Loss) income from continuing operations	(34,239)	6,320	(d)	(3,050)		(37,509)
Income from discontinued operations, net of taxes	11,456	—		—		11,456
Net (loss) income	(22,783)	6,320	(d)	(3,050)		(26,053)

Basic and diluted weighted average shares outstanding	22,432					22,432

Net (loss) income per share – basic and diluted:
Loss from continuing operations	$(1.53)					$(1.67)
Income from discontinued operations	0.51					0.51
Net loss per share	(1.02)					(1.16)
See accompanying notes to these unaudited pro forma condensed consolidated financial statements.

Agilysys, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the year ended March 31, 2011

		Sale of
		RSG		Pro Forma
(In thousands, except per share data)	As Reported	Business		Adjustments		Pro Forma
Net revenue:
Products	104,769	69,463	(d)	—		35,306
Support, maintenance and subscription services	70,729	26,146	(d)	470	(e)	45,053
Professional services	27,183	13,539	(d)	97	(e)	13,741
Total net revenue	202,681	109,148	(d)	567		94,100
Cost of goods sold:
Products	80,090	59,500	(d)	—		20,590
Support, maintenance and subscription services	25,507	16,911	(d)	470	(e)	9,066
Professional services	21,445	11,383	(d)	97	(e)	10,159
Total cost of goods sold	127,042	87,794	(d)	567		39,815
Gross profit	75,639	21,354	(d)	—		54,285
Operating expenses:
Product development	27,531	4,997	(d)	—		22,534
Sales and marketing	22,212	7,654	(d)	—		14,558
General and administrative	37,121	4,709	(d)	2,537	(f)	29,875
Depreciation of fixed assets	3,914	361	(d)	—		3,553
Amortization of intangibles	5,122	85	(d)	—		5,037
Asset impairment and related charges	959	—		—		959
Restructuring, severance and other charges	405	—		—		405
Operating (loss) income	(21,625)	3,548	(d)	(2,537)		(22,636)
Other (income) expenses :
Interest income	(73)	—		—		(73)
Interest expense	1,297	—		16	(g)	1,281
Other (income) expenses, net	(2,294)	—		33	(g)	(2,327)
(Loss) income before income taxes	(20,555)	3,548	(d)	(2,586)		(21,517)
Income tax expense	2,420	—		—		2,420
(Loss) income from continuing operations	(22,975)	3,548	(d)	(2,586)		(23,937)
Loss from discontinued operations, net of taxes	(32,500)	—		—		(32,500)
Net (loss) income	(55,475)	3,548	(d)	(2,586)		(56,437)

Basic and diluted weighted average shares outstanding	22,785					22,785

Net loss per share – basic and diluted:
Loss from continuing operations	$(1.01)					$(1.05)
Loss from discontinued operations	(1.43)					(1.43)
Net loss per share	(2.44)					(2.48)
See accompanying notes to these unaudited pro forma condensed consolidated financial statements.

Agilysys, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2013 reflect the following adjustments

(a)	Represents the unaudited amounts of RSG assets and liabilities which will be sold to Buyer as if the RSG sale had occurred on March 31, 2013.

(b)
Reflects estimated proceeds to be received at the closing of the RSG sale. The sale price of $34.52 million was reduced by approximately $1.95 million of expenses for the transaction-related costs. The unaudited condensed consolidated pro forma statements of operations do not reflect the recognition of these expenses as they are non-recurring in nature; however, these expenses will be reflected in Agilysys' historical financial statements when the RSG sale is consummated. Additionally, there is potential for a working capital adjustment. Pursuant to the asset purchase agreement, any difference in net working capital balance at the time of closing will be adjusted accordingly.

(c)	Reflects the excess of the estimated proceeds identified under (b) over the following:

The net book value of RSG net assets sold of $8.6 million at March 31, 2013, less pro forma adjustment for tax liabilities.

Agilysys is in a net operating loss carry forward position which is offset by a full valuation allowance. Tax expense will be offset with a valuation allowance and no payable will be recognized.

The unaudited condensed consolidated pro forma statements of operations for fiscal years ended March 31, 2013, 2012, and 2011 reflect the following adjustments:

(d)	The elimination of operating results of RSG in the unaudited statements of operations for RSG for fiscal years ended March 31, 2013, 2012 and 2011.

(e)	Reflects gross up of intersegment revenue and cost of goods sold that are eliminated on a consolidated basis.

(f)
Reflects costs associated with certain financial and information technology services to be provided on a transitional basis for up to seven months commencing immediately following the closing for the benefit of the Buyer and in accordance with the terms and subject to the conditions of the Transition Services Agreement (“TSA”). As these costs will be reimbursed by the Buyer during the transition period and not remain with Agilysys once this TSA has completed, this adjustment removes the costs associated with these services from the historical financial statements.

(g)
Reflects interest and other expense associated with contracts which are transferring to the Buyer in accordance with the terms of the asset purchase agreement and will not remain with Agilysys.  This adjustment removes the costs from the historical financial statements.

(h)
Reflects the pro forma allocation of income tax expense to RSG calculated at the statutory federal rate of 35% and adjusted for permanent tax differences for fiscal years ended March 31, 2013, 2012 and 2011. The intraperiod tax allocation rules were applied to each pro forma year in calculating the allocation of income tax expense. Fiscal year ended March 31, 2011 did not require any pro forma allocation of income tax expense upon application of the intraperiod tax allocation rules.